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                                    EXHIBIT A

                            JOINT FILING UNDERTAKING

               The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to the Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated:  February 14, 2000.

LEE FAMILY 1985 TRUST                        STAN LEE


By: /s/ STAN LEE                             /s/ STAN LEE
   -------------------------------           -------------------------------
        STAN LEE, Trustee


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